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                                                                     EXHIBIT 4.2

                                    FORM OF

                 FARO TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN

                              AMENDED AND RESTATED
                             STOCK OPTION AGREEMENT

         Pursuant to this Amended and Restated Stock Option Agreement, Non-statutory and/or Statutory Stock Options (the "Stock Options") as specifically set forth in paragraph 2 below are hereby granted by FARO Technologies, Inc. (the "Company") to the individual named below ("Grantee") for and with respect to the $0.001 par value common stock of the Company (the "Common Stock") and subject to the following terms and conditions:

         1. PRIOR STOCK OPTION AGREEMENTS. This Amended and Restated Stock Option Agreement (the "Agreement") supersedes and replaces in full any Stock Option Agreement by and between the Grantee and the Company ("Prior Agreement"). Any and all such Prior Agreements shall be null and void and shall have no further force or effect.

         2. GRANT OF OPTIONS. Subject to the provisions set forth herein and the terms and conditions of the FARO Technologies, Inc. 1993 Stock Option Plan previously adopted and as amended by the shareholders and Board of Directors of the Company, a copy of which is attached as Exhibit A (the "Plan"), the terms of which are hereby incorporated by reference, and in consideration of the representations, warranties, covenants and agreements of Grantee herein provided, the Company hereby grants to the Grantee Stock Options to purchase from the Company the number of shares of Common Stock at the purchase price per share and on the schedule as set forth herein below. At the time of exercise of the Stock Options, payment of the purchase price must be made in cash or, if the Committee (as defined in the Plan), in its discretion, agrees to so accept, then by delivery to the Company of other Common Stock owned by the Grantee, valued at its fair market value on the date of exercise, or in some combination of cash and such common stock so valued, or such other methods of payment authorized under the Plan. Upon the exercise of Stock Options, the Committee shall have the right to have the Grantee remit to the Company, in any such manner or combination of manners permitted under the terms of the Plan, an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery by the Company of any certificate for shares of Common Stock.

         Name of Grantee:           ___________________________________________

         Character of Options and
         Number of Shares Subject to Options:  ISOs   ________  NSOs    _______

         Exercise Price Per Share:    $ _______________

         Effective Date of Grant:     __________________________________________
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         3.      VESTING.  The Stock Options granted hereunder shall vest in equal ____________ portions per year for _________ successive years, beginning on the first anniversary of the Effective Date of Grant.

         4. EXERCISE RESTRICTIONS. The Stock Options granted and vested hereunder shall be exercisable at such time as the Company registers the Common Stock with the United States Securities and Exchange Commission (the "SEC") and conducts a public offering of such shares ("Early Exercise"), and the exercise of the Stock Options prior to the Outside Exercise Data, as such term is defined in paragraph 5 of this Agreement, is expressly contingent upon such registration and completion of such offering. The Early Exercise period for the Stock Options shall commence upon the later of (i) the date upon which such options vest or (ii) the effective date of the registration statement filed with the SEC in connection with the public offering, and shall expire five years from the date thereof, or ten years from the Date of Grant, whichever is earlier.

         5. CONSISTENCY WITH PLAN. In accordance with Section 3.4(a) of the Plan, the latest date upon which the Stock Options shall be exercisable is ten years from the Effective Date of Grant (the "Outside Exercise Date").
Thus, if not subject to Early Exercise pursuant to Section 4 hereof, all vested Stock Options shall be exercisable on such date and shall expire on the following day.

         6. CHANGE-IN-CONTROL. In the event there occurs any Change-In-Control (as defined below), the Board of Directors (or, if applicable, Committee) may, in its discretion, revise, alter, amend or modify this Agreement and the related Stock Options granted in connection herewith, in any manner that it deems appropriate, including, without limitation, the following:

                 a. the Stock Option may be deemed to pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the unexercised Stock Options would be entitled if he actually owned such shares immediately prior to the record date or other time any such event became effective; and

                 b. the date(s) upon which any outstanding and unexercised Stock Options may be exercised may be accelerated without regard to any limitations otherwise set forth in this Agreement or the Plan.

If the Board of Directors (or, if applicable, the Committee) believes that a Change-In-Control is reasonably likely to occur, the Board (or Committee) may so revise, alter, amend or modify this Agreement as set forth above at any time before and contingent upon the consummation of such event.

         For purposes of this Agreement, "Change-In-Control" means (i) except as shall exist as of the effective date of this Agreement, when any person (as such term is used in Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and including any Affiliate or Associate of such person, as defined in Rule 12b-2 of such Act, and





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any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than 50% of the voting securities entitled to be cast at the elections for directors of the Company, or (ii) if there occurs any merger, consolidation, share exchange or similar transaction, or the sale, lease or exchange of all or a substantial part of the consolidated assets of the Company and its subsidiaries to any person and (A) in the case of a merger, share exchange, consolidation or the like, the holders of outstanding securities of the Company entitled to vote in elections of directors immediately before such merger, share exchange or other transaction hold less than 50 percent of the voting securities of the surviving entity of such merger or other transaction, or its parent; or (B) in the case of any such sale, lease or exchange, the Company does not own more than 50 percent of the voting securities of the other person.

         7. OTHER CONDITIONS TO EXERCISE. The exercise of the Stock Options is conditioned upon the acceptance by Grantee of the terms hereof as evidenced by Grantee's execution of this Agreement and the return of an executed copy to the Secretary of the Company no later than September 15, 1997. Exercise shall also be subject to Grantee's execution and delivery to the Company of a stock purchase agreement between the Grantee and the Company, which agreement shall contain certain reasonable substantive provisions and customary representations, warranties and covenants by the parties and, in the sole discretion of the Committee, the current buy/sell agreement then in place between the Company and its stockholders.

         8. DEATH OR OTHER TERMINATION. With regard to all Stock Options, whether incentive stock options (defined in the Plan and for purposes hereof as "ISOs") or nonqualified stock options (defined in the Plan and for purposes hereof as "NSOs"), in the event of Grantee's death or disability, or if Grantee for any other reason shall cease to be employed by the Company or subsidiary, the Stock Options shall terminate pursuant to the terms of Section 2.7(a) or
(b) of the Plan, as applicable. Any such terminations shall be effective immediately as of the occurrence of such event and without notice or any further action on the part of the Company.

         9. NOTICE OF EXERCISE. Written notice of an election to exercise any of the Stock Options (such notice to be substantially in the form of Exhibit B hereto) shall be given by Grantee, or Grantee's personal representative in the event of Grantee's death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date. Such notice shall only be effective if accompanied by payment in full (in form provided for in paragraph 1 above) for the shares of Common Stock being purchased as set forth in the notice.

         10. TRANSFERABILITY. During the lifetime of Grantee, the Stock Options may be exercised only by Grantee and may not be transferred in any manner other than by will or the applicable laws of descent or distribution. The Stock Options shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and are not subject, in whole or in part, to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Stock Options, other than in accordance with





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the terms set forth herein, shall be void and of no effect.  Notwithstanding the foregoing, the Stock Options may be transferred to the spouse or lineal descendent of Grantee, to the trustee of a trust for the primary benefit of a spouse or lineal descendent or to a partnership in which the spouse and lineal descendants are the only partners. Such assignee shall be subject to all of the terms and provisions of the Plan and of this Agreement.

         11. SHAREHOLDER RIGHTS. Neither Grantee nor any other person entitled to exercise the Stock Options under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Stock Options, unless and until the purchase price for such shares shall have been paid in full.

         12. DELIVERY AND CANCELLATION OF AGREEMENT. In the event the Stock Options shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation. In the event the Stock Options shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Agreement shall be delivered by Grantee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

         13. GOVERNING LAW. The Stock Options and this Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Florida.

         14. LEGENDED SHARES. Grantee understands and acknowledges that the certificates representing any shares purchased by Grantee regarding the Stock Options being granted hereunder, may have a legend placed on such certificates indicating that the shares represented by such certificates are subject to certain restrictions imposed under Federal and state securities laws, as well as by the Company and its shareholders pursuant to formal agreement.

         15. GRANTEE REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS. The Grantee covenants and agrees that he/she is acquiring the Stock Options upon and subject to the express condition that Grantee's subsequent purchase of any shares of Common Stock upon exercise thereof will be made for investment purposes only and not with a view to the resale or distribution of such shares unless the same, at the time of their issuance and delivery, shall be registered under the Securities Act of 1933, as amended (the "1933 Act"), or alternatively, at some time following such acquisition, their resale is determined by counsel for the Company, in their sole discretion, to be exempt from registration requirements of the 1933 Act and of any applicable securities law, regulation or filing. The Grantee is aware that (i) the Company has not registered any class of its securities under Federal or state securities laws,
(ii) the Common Stock of the Company is subject to certain restrictions pursuant to a formal agreement among the Company and its shareholders, (iii) accordingly, no market exists for the resale of such shares to the public, and
(iv) the fair market value of the shares may not be readily ascertainable.





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         16.     ENTIRE AGREEMENT.  This Agreement, including all exhibits and schedules referenced herein and attached hereto, specifically, but without limitation, the Plan attached hereto as Exhibit A, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. To the extent of any direct contrary provisions existing between the text of this Agreement and the Plan, the terms of the Plan shall control; provided, however, that to the extent any inconsistencies, additions, omissions or other differences exist between the terms of the text of the Agreement and the Plan, such matters shall be considered and interpreted where possible so as to realize the language and of the text of this Agreement.

         17. AMENDMENTS. No change, modification or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all parties hereto, their successors and assigns.

         18. SEPARABILITY. If any paragraph, subparagraph or other provision of this Agreement, or the application of such paragraph, subparagraph or provision, is held invalid, then the remainder of the Agreement, and the application of such paragraph, subparagraph or provision to person or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

         19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, personal representatives, heirs and assigns.

         20. SURVIVABILITY. The rights, responsibilities, duties, representations and warranties of the parties hereto, and the covenants and agreements herein contained, shall survive any closing and the execution hereof, and shall continue to bind the parties hereto, and shall continue in full force and effect until each and every obligation of the parties hereto pursuant to this Agreement and any document or agreement incorporated herein by reference shall have been fully performed.


                                        FARO TECHNOLOGIES, INC.


                                        By:  __________________________________

                                        Its: __________________________________

                                                         "Company"





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         The undersigned hereby accepts the foregoing Stock Options and the terms and conditions hereof. Grantee also acknowledges receipt of a copy of the Plan (Exhibit A hereto), and represents that he is familiar with the terms and provisions thereof. Grantee hereby accepts these Stock Options subject to all the terms and provisions of the Plan and hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors (or, where applicable, the Committee) upon any questions arising under the Plan.


                             ___________________________________________________


                                                  "Grantee"





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                                   EXHIBIT A



                 FARO TECHNOLOGIES, INC. 1993 STOCK OPTION PLAN
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                                   EXHIBIT B



                           FORM OF NOTICE OF EXERCISE